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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                              CALICO COMMERCE, INC.


        FIRST: The name of this corporation is Calico Commerce, Inc. (hereinafter sometimes referred to as the "Corporation").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value $0.001 per share (the "Common Stock").

        FIFTH: The name and mailing address of the incorporator is:

                                   Lynn Rooke
                      c/o Gray Cary Ware & Freidenrich LLP
                               400 Hamilton Avenue
                               Palo Alto, CA 94301

        SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot


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unless the Bylaws so provide.

        SEVENTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

        EIGHTH: This Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.

        NINTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this ___ day of February, 1999.



                                                   _________________________
                                                   Lynn Rooke
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CALICO COMMERCE, INC.



      I, Joseph Moran, the Vice President and Chief Financial Officer of Calico Commerce, Inc., a Delaware corporation (the "Corporation"), hereby certify:

      1. That the Corporation's Board of Directors has duly adopted the following resolutions:

      RESOLVED, that Article First of the Certificate of Incorporation is hereby amended to read in full as follows:

      FIRST: The name of this corporation is Delaware Calico Commerce, Inc. (hereinafter sometimes referred to as the "Corporation").

      2. That the proposed amendment has been duly adopted by the Corporation's Board of Directors and sole stockholder in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by a duly authorized officer on this 19th day of June, 1999.


                                    CALICO COMMERCE, INC.



                                    By:
                                         Joseph Moran, Vice President and
                                         Chief Financial Officer